Exhibit 99.1

FOR IMMEDIATE RELEASE:
January 15, 2004

FOR MORE INFORMATION:

David L. Tripp, Vice President and Director,

Investor Relations and Corporate Communications

THE ROUSE COMPANY

10275 Little Patuxent Parkway

Columbia, Maryland 21044

(410) 992-6546

www.therousecompany.com

THE ROUSE COMPANY RAISES DIVIDEND AND

RELEASES 2004 GUIDANCE

Columbia, Md.–Officials at The Rouse Company (NYSE:RSE) announced that its Board of Directors today approved a 12% increase in its common stock cash dividend.  The new quarterly rate will be $.47 per share ($1.88 per share annually), up from $.42 per share, which was the rate during 2003.  Over the past ten years, the common stock cash dividend has been increased every year at a compound growth rate of 11%.  The first quarter 2004 dividend will be payable on March 31, 2004, to shareholders of record as of March 17, 2004.

The Company also reported that, in addition to 38% of its 2003 common stock cash dividend qualifying for the 15% Federal income tax rate established earlier this year, 32% of 2003’s common stock cash dividend will constitute a return of capital distribution.  This will leave only 30% of 2003’s cash dividend subject to ordinary income tax rates.  Additionally, the Company expects that a substantial portion (15% to 30% is likely) of 2004’s cash dividend will continue to qualify for the 15% rate, and that it is possible that some percentage will be classified as a return of capital distribution.  Further clarification will be provided during 2004 as more information becomes available.

“We are pleased to be able to continue to reward our shareholders with dividend increases,” said Anthony W. Deering, Chairman and CEO.  “Our Board of Directors felt that this increase in the dividend was justified by the Company’s excellent performance during 2003 and by the Company’s strong prospects for 2004 and the future.”

Deering further stated that, “As we look at 2004, prospects for our nationwide portfolio of premier retail centers is for continued strong growth (with comparable center retail Net Operating Income projected to grow between 2.5% to 3.0%).  And, while demand for office space is still weak, which will have a negative effect on 2004’s results, our community development activities are poised for another outstanding, record year.   All in all, we expect diluted Funds From Operations to be in a range of $4.10 to $4.20 per share for the year ending December 31, 2004, and diluted Net Earnings for that year to be in a range of $2.84 to $2.94 per share.”

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The following table reconciles estimated diluted earnings per share to estimated FFO per share:

	Low Range	High Range

Diluted earnings per share	$2.84	$2.94
Depreciation and amortization, including our share of unconsolidated real estate ventures	2.05	2.05
Gains on dispositions of operating properties	(.79)	(.79)
Diluted FFO per share	$4.10	$4.20

The Rouse Company will host a conference call to discuss 2003 fourth quarter and full year results on Thursday afternoon, February 26, 2004, at 4:00 p.m.  The dial-in number to participate is 877-576-9887 (toll free) or 706-679-7900 (toll).  The replay numbers (available one hour after the “live” call until midnight February 29, 2004) are 800-642-1687 (toll free) and

706-645-9291 (toll) and require an ID Number 4682594.

Headquartered in Columbia, Md., The Rouse Company was founded in 1939 and became a public company in 1956.  A premier real estate development and management company, The Rouse Company, through its numerous affiliates, operates more than 150 properties encompassing retail, office, research and development and industrial space in 22 states. The Company is also the developer of the planned communities of Columbia, Md., and Summerlin, along the western edge of Las Vegas, Nev., and a new project in Houston, Tex.   The Company is also an investor in The Woodlands, a planned community in Houston, Tex.

Estimates of future net operating income, net earnings and FFO, as well as our expectations as to the tax treatment of future dividends, are by definition forward-looking statements, and certain other matters in this release may be forward-looking statements, which reflect the Company’s current view with respect to future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results.  The words “believe,” “expect,” “anticipate” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  The Rouse Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, see Exhibit 99.1 of The Rouse Company’s Form 10-Q for the quarter ended September 30, 2003.